                                                                 EXHIBIT 23 (ii)

To the Board of Directors
General Electric Capital Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 33-43420, 33-51793, 33-60723, 333-07469, 333-13195 and 333-22265) on Form S-3 of
General Electric Capital Corporation, and in the Registration Statement (No. 33-39596) on Form S-3 jointly filed by General Electric Capital Corporation and General Electric Company, of our report dated February 13, 1998, relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 1997 and 1996 and the related statements of current and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of General Electric Capital Corporation.


/s/ KPMG Peat Marwick LLP

Stamford, Connecticut
March 26, 1998